                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of report (date of earliest event reported):
                                  July 17, 2002

                               DTVN Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  0-22076                  76-0404904
     ------------------        ------------------      ----------------------
      (State or other             (Commission             (I.R.S. Employer
      jurisdiction of             File Number)           Identification No.)
      incorporation)

                          1801 Gateway Blvd., Suite 101
                             Richardson, Texas 75080
          (Address of Principal Executive Offices, including zip code)


                                  972-783-0284
              (Registrant's Telephone Number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.   CHANGE IN CONTROL OF REGISTRANT

               On July 17, 2002, DTVN Holdings, Inc., a Delaware corporation (the "Company"), and DataVoN, Inc., a Texas corporation ("DataVoN"), the primary operating subsidiary of the Company, executed a Stock Purchase Agreement (the "Stock Purchase Agreement") with Transcom Communications, Inc., a Texas corporation ("Transcom"), pursuant to which Transcom purchased 76,500,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company ("Common Stock") representing fifty-one percent (51%) of the authorized Common Stock of the Company in a private placement (the "Acquisition"). The following descriptions of the transactions contemplated by the Stock Purchase Agreement are qualified by reference in their entirety to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.

               Pursuant to the Stock Purchase Agreement, it was the intent of the parties that, through the issuance of the Shares, Transcom would own 51% of all outstanding voting power of the Company as of July 17, 2002, after giving effect to the full exercise or conversion of all outstanding options, warrants, rights to purchase capital stock, or securities convertible into shares of capital stock, regardless of whether such options, rights, warrants or convertible securities were exercisable or convertible as of July 17, 2002 (but excluding unissued stock options under the Company's stock option plans). Prior to delivery to Transcom of the stock certificate representing the Shares, the Company will confirm such calculation. In the event that the Company determines that, for any reason (such as, for example, identification of relinquished stock or identification of unissued stock options) Transcom was issued shares of Common Stock that result in Transcom having more than such 51% voting power, then Transcom is required to relinquish (without compensation) such number of the Shares as is necessary to reduce Transcom's holdings to exactly 51% of such voting power. Subject to the possibility of such reduction, immediately after giving effect to the Acquisition, Transcom beneficially held approximately 56% of the issued and outstanding Common Stock of the Company (on a non-dilutive basis).

               In consideration of the issuance of the Shares, Transcom forgave $100,000 of its secured debt to DataVoN. In addition, Transcom provided DataVoN a 180-day grace period (measured from July 17, 2002) during which (i) Transcom will continue to provide networking services to DataVoN, (ii) Transcom will not make any demands on the overdue secured debt owed by DataVoN, and (iii) Lee Barton will not exercise collection rights related to debt owed by DataVon to Lee Barton. In addition, during such 180-day period, Transcom has agreed to use commercially reasonable efforts to resolve all secured debt of Lee Barton (another creditor of DataVoN) either by the conversion of such debt into equity or by refinancing such debt on commercially reasonable terms (or by other means in the best interests of the Company). Transcom has also committed to resolving the Company's inability to pay certain payables due in July 2002, including through, among other things, a cash infusion or negotiated vendor terms. In order to address DataVoN's cash needs in August 2002, Transcom has also agreed to use commercially reasonable efforts to provide credit assistance with vendors, including, but not limited to, conversion of weekly pay accounts to monthly pay where possible and to use commercially reasonable efforts to provide assistance to the Company and/or DataVoN in their efforts to obtain a line of credit for working capital.

               In further consideration for the issuance of the Shares, Transcom also agreed to, as soon as reasonably practicable after the consummation of the Acquisition, enter into a Service Agreement with the Company pursuant to which, for a period of one year, Transcom would grant the Company a right of first refusal to provide to Transcom the use of the Company's network for domestic VOIP network termination services for the Company's enterprise termination product. Transcom and the Company agreed that such Service Agreement would provide that such right of first refusal may be exercised by the Company only if the pricing and quality of the services offered by the Company are at least equal to the services otherwise available to Transcom.

               As a result of the Acquisition, Hugh D. Simpson was removed as President and Chief Executive Officer of the Company and resigned as Chairman of the Board of Directors of the Company; Philip N. O'Reilly resigned from the Board of Directors of the Company; Scott Birdwell was appointed as Chief Executive Officer and Chairman of the Board of Directors of the Company; Britt Birdwell was appointed President of the Company; and Jeff Becker was appointed Vice President and Chief Financial Officer of the Company. Additionally, prior to the Acquisition, Philip N. O'Reilly resigned as Chief Financial Officer of the Company.

               In order to fill vacancies in the Board of Directors (including the vacancy created by the resignation of Philip N. O'Reilly as a director), the Board of Directors appointed Scott Birdwell, Britt Birdwell and Jeff Becker to the Board of Directors. After such appointments, the size of the Company's Board of Directors is seven
          (7) members, consisting of the following persons: Scott Birdwell (Chairman), Britt Birdwell, Jeff Becker, Michael McInerney, Hugh D. Simpson, Jay Nickell, and Steve Holden.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)   Financial statements of business acquired

                Not applicable

          (b)   Pro forma financial information

                Not applicable

          (c)   Exhibits

                2.1 Stock Purchase Agreement dated July 17, 2002, among the Company, DataVoN and Transcom.

               99.1 Press Release dated July 24, 2002 announcing change of control of the Company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DTVN HOLDINGS, INC.


                                         By:    /s/ Scott Birdwell
                                            ------------------------------------
                                                      Scott Birdwell
                                                      Chief Executive Officer

Dated:  July 25, 2002

                                Index to Exhibits

         Exhibit
         Number                         Description
         ------                         -----------

          2.1 Stock Purchase Agreement dated July 17, 2002, among the Company, DataVoN and Transcom.

          99.1 Press Release dated July 24, 2002 announcing change of control of the Company.